UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )
  ___________________________________

Filed by the Registrant   ☒ Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AirSculpt Technologies, Inc.
_________________________________________________________________________________________________

(Name of Registrant as Specified in its Charter)

_________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Dear Stockholders:
It is my great pleasure to report that AirSculpt Technologies, Inc. (the “Company” or “AirSculpt”) had a record year with 26.6% revenue growth. It was an active year with the Company opening four new centers. The AirSculpt brand is very strong, and we hope to continue to improve the quality of patient lives with our body contouring and fat removal services. We have a capital efficient business model with robust unit economics. As a result, our strategy is to focus on expanding the Company’s footprint with future center development.
I hope you will join us at the 2023 Annual Meeting of stockholders (the “Annual Meeting”), which will be held on Wednesday, May 10, 2023 at 8:30 AM Eastern Time. This will be our second annual meeting and will be a completely virtual meeting of stockholders to be held over the Internet. If you will be able to attend the Annual Meeting, you can vote your shares electronically and submit your questions during the live webcast of the Annual Meeting by visiting https://meetnow.global/M7T5QRG.
At the Annual Meeting, we will ask you to elect three members to our board of directors (the “Board”), to ratify the appointment of Grant Thornton LLP ("Grant Thornton") as our independent registered public accounting firm for the year ending December 31, 2023, and to approve an amendment to our charter to limit the liability of certain officers of the Company. We will also discuss any other business matters properly brought before the Annual Meeting. The accompanying Notice of the Annual Meeting and Proxy Statement explain our voting instructions and procedures, describe the business that will be conducted at the Annual Meeting and provide information about the Company that you should consider when you vote your shares.
In reviewing the Proxy Statement, you will find detailed information beginning on page 7 about the qualifications of our director nominees and why we believe they are the right people to represent you. Your vote is very important to us. Whether or not you plan to participate in the Annual Meeting, it is important that your shares are represented and voted at the Annual Meeting. I urge you to promptly vote and submit your proxy via the Internet, by phone, or, if you receive paper copies of the proxy materials by mail, by following the instructions on the proxy card or voting instruction card. If you decide to participate in the Annual Meeting, you will be able to vote your shares electronically, even if you have previously submitted your proxy. We value stockholder input, and we will strive to increase our level of engagement throughout 2023.
As a public company, I would like to emphasize that we are focused on outstanding corporate governance as well as adherence to best practices in key areas including financial reporting, compliance, employee relations, executive compensation, stockholder communications, and diversity and inclusion.
On behalf of the Board, I would like to express our appreciation for your ownership of AirSculpt Technologies, Inc. We look forward to your participation during the Annual Meeting.

Sincerely,

/s/ Dr. Aaron Rollins
Dr. Aaron Rollins
Executive Chairman of the Board

Dear Stockholders:
You are cordially invited to attend our Annual Meeting on May 10, 2023 at 8:30 AM Eastern Time. This year’s Annual Meeting will be held virtually at https://meetnow.global/M7T5QRG. There is no physical location for the Annual Meeting. We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location around the world.
On or about March 31, 2023, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including the accompanying Proxy Statement and our 2022 Annual Report on Form 10-K. The Notice also provides instructions on how to vote online and includes instructions on how to receive a paper copy of the proxy materials by mail. If you received a Notice by mail, you will not receive printed and mailed proxy materials unless you specifically request them.
The Proxy Statement accompanying this letter describes the business we will consider at the Annual Meeting. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares promptly by mail, telephone or Internet as instructed on the enclosed proxy card or voting instruction card. Proxies forwarded by or for brokers or fiduciaries should be returned as requested by them.
We hope that you will be able to join us virtually on May 10, 2023.

Sincerely,

/s/ Todd Magazine

Todd Magazine
Chief Executive Officer, President and Director

AirSculpt Technologies, Inc.
1111 Lincoln Road, Suite 802
Miami Beach, FL 33139
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholders:
The Annual Meeting will be held in a virtual meeting format on May 10, 2023 at 8:30 AM Eastern Time for the following purposes:
1.Election of the three Class II director nominees named in the Proxy Statement to serve for a term of three years;
2.Ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company; and
4.Transacting such other business as may properly come before the meeting or any adjournment thereof.
Each Proposal is discussed in greater detail in the enclosed Proxy Statement.
The Board has fixed the close of business on March 21, 2023, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. If you would like an opportunity to view the stockholder list, it will be available 10 calendar days in advance of the Annual Meeting. Please contact investors@elitebodysculpture.com to make accommodations to view the list. The list will also be available for inspection on the date of the meeting on the virtual platform for the Annual Meeting.
This year’s Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted solely online via live webcast. There is no physical location for the Annual Meeting. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting https://meetnow.global/M7T5QRG at the date and time described in the accompanying Proxy Statement. To participate in the Annual Meeting, you will need to log on using the control number from your proxy card or Notice. The control number can be found in the shaded box. On or about March 31, 2023, we will mail to our stockholders the Notice containing instructions on how to access our proxy materials.

If you hold your shares through our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you do not need to register to attend the Annual Meeting. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting. To register to attend the Annual Meeting, you must submit proof of your proxy power (legal proxy) reflecting your AirSculpt holdings along with your name and email address to Computershare. You may forward an email from your broker or attach an image of your legal proxy to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 PM Eastern Time, on May 4, 2023. You will receive a confirmation of your registration by email after we receive your registration materials.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the proxy card. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.
We look forward to seeing you virtually this May. Thank you for your ongoing support of and interest in the Company.

By Order of the Board of Directors,

/s/ Todd Magazine

Todd Magazine
Chief Executive Officer, President and Director

March 31, 2023
Important notice regarding the Internet availability of proxy materials for the Annual Meeting to be held on May 10, 2023. Stockholders may access, view and download the Proxy Statement and the 2022 Annual Report on Form 10-K at www.edocumentview.com/AIRS.

AIRSCULPT TECHNOLOGIES, INC. PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

May 10, 2023

INTRODUCTION
This Proxy Statement provides information for our stockholders, as part of the solicitation of proxies by the Company and the Board from holders of the outstanding shares of the Company’s common stock, par value $0.001 per share, for use at the Company’s Annual Meeting to be held in a virtual format at www.meetnow.global/M7T5QRG on May 10, 2023 at 8:30 AM Eastern Time.
At the Annual Meeting, stockholders will be asked to vote either directly or by proxy on the following matters discussed herein:

1.Election of the three Class II director nominees named in this Proxy Statement to serve for a term of three years;
2.Ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company; and
4.Transacting such other business as may properly come before the meeting or any adjournment thereof.

The Notice containing instructions on how to access our proxy materials, including this Proxy Statement and our 2022 Annual Report on Form 10-K, will be mailed to stockholders on or about March 31, 2023. The Notice also provides instructions on how to vote. If you need assistance voting your shares, please call Computershare technical support at 1-866-641-4276. If you receive a Notice by mail, you will not receive printed and mailed proxy materials unless you specifically request them.
You may attend the Annual Meeting and vote your shares during the meeting, even if you previously voted by Internet, telephone or if you returned your proxy card. Your proxy may be revoked by sending in another signed proxy card with a later date, sending a letter revoking your proxy to our Secretary in Miami Beach, Florida, voting again by Internet or telephone, or attending the Annual Meeting and voting during the meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
We include this Q&A section to provide some background information and brief answers to several questions you might have about the Annual Meeting. We encourage you to read this Proxy Statement in its entirety.

Why are we providing these materials?
The Board is providing these materials to you in connection with our Annual Meeting, which will take place on May 10, 2023, and will be held in a virtual format at www.meetnow.global/M7T5QRG beginning at 8:30 AM Eastern Time. Stockholders are invited to participate in the Annual Meeting and are requested to vote on the proposals described herein.

What information is contained in this Proxy Statement?
This Proxy Statement contains information relating to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers and other required information.

What proposals will be voted on at the Annual Meeting?
There are three proposals scheduled to be voted on at the Annual Meeting:

•Election of the three Class II director nominees named in this Proxy Statement to serve for a term of three years;

•Ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

•Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company.
We will also consider other business that properly comes before the Annual Meeting.

What shares can I vote?
You may vote all shares of common stock that you owned as of the close of business on the Record Date, March 21, 2023. You may cast one vote per share, including shares (i) held directly in your name as the stockholder of record and (ii) held for you as the beneficial owner through a stockbroker, bank or other nominee.
As of March 21, 2023, there were 56,711,260 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.
A list of stockholders will be available at our headquarters at 1111 Lincoln Road, Suite 802, Miami Beach, FL 33139 for a period of at least ten calendar days prior to the Annual Meeting. Please contact investors@elitebodysculpture.com to make accommodations to view the list. The list will also be available for inspection on the date of the meeting on the virtual platform for the Annual Meeting.

What are the voting rights of stockholders?
Each share of our common stock is entitled to one vote. There is no cumulative voting.

What is the difference between being a stockholder of record and a beneficial owner?
Many of our stockholders hold their shares through stockbrokers, banks, or other nominees, rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner.
•Stockholder of record: If your shares are registered directly in your name with our transfer agent, Computershare, you are the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card or to vote at the Annual Meeting.
•Beneficial owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or other nominee, considered to be the stockholder of record. As the beneficial owner, you have the right to tell your nominee how to vote. Your nominee has sent you instructions on how to direct the nominee’s vote. You may vote by following those instructions and the instructions on the Notice.

How do stockholders vote?
If you are a stockholder of record, you may have your shares voted on matters presented at the Annual Meeting in any of the following ways:
•During the meeting: You may attend the Annual Meeting virtually and cast your vote then. If you have already voted online, by telephone or by mail, your vote at the Annual Meeting will supersede your prior vote.
•By proxy: (i) over the Internet at www.investorvote.com/AIRS and using the 15-digit control number found on your proxy card or Notice; (ii) by using a toll-free telephone number noted on your proxy card; or (iii) by executing and returning a proxy card and mailing it in the postage-paid envelope provided. Please allow sufficient time for delivery of your proxy card if you decide to vote by mail.
If you properly cast your vote by either voting your proxy via Internet, telephone or by executing and returning the proxy card, and if your vote is not subsequently revoked by you, your vote will be voted in accordance with your instructions. If any other matter is presented, your proxy will vote in accordance with the proxy holders’ best judgment. As of the date of this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.
If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board. If you are a street name holder and wish to vote at the meeting, you must first obtain a proxy from your bank, broker or other holder of record authorizing you to vote.
A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone. Please be aware that if you vote by telephone or Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

May my broker vote for me?

If your broker holds your shares in street name, the broker may vote your shares on routine matters even if it does not receive instructions from you. At the Annual Meeting, your broker may, without instructions from you, vote on Proposal 2 (the selection of Grant Thornton as the Company’s independent registered public accounting firm), but not on Proposal 1 (the election of the Board’s nominees) or Proposal 3 (approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation).

What are abstentions and broker non-votes?
An abstention represents the action by a stockholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as a stockholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.

Can I change my vote or revoke my proxy?
Yes, you may change your vote after you send in your proxy card or vote your shares via the Internet or by telephone by following these procedures:
•Entering a new vote online;
•Entering a new vote by telephone;
•Signing and returning a new proxy card bearing a later date, which will automatically revoke your earlier proxy instructions; or
•Attending the Annual Meeting and voting during the meeting.

How can I attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting.

You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.meetnow.global/M7T5QRG. To participate in the Annual Meeting, you will need to log on using the control number from your proxy card or Notice. The 15-digit control number can be found in the shaded box.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The Annual Meeting will begin promptly on May 10, 2023 at 8:30 AM Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this Proxy Statement.

How do I register to attend the Annual Meeting virtually on the Internet?
If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting. To register to attend the Annual Meeting, you must submit proof of your proxy power (legal proxy) reflecting your AirSculpt holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 PM Eastern Time, on May 4, 2023. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Direct your request for registration to Computershare using either of the following methods:

•Forward the email from your broker, or attach an image of your legal proxy in an email to: legalproxy@computershare.com

•Mail a copy of the legal proxy to: Computershare, AirSculpt Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001

What if I have trouble accessing the Annual Meeting?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it, you may call Computershare at 1-888-724-2416.

What is a proxy holder?

We are designating our chief executive officer and chief financial officer to hold and vote all properly-tendered proxies (except votes “withheld”). If you have indicated a vote, they will vote accordingly. If you have left a vote blank, they will vote as the Board recommends. While we do not expect any other business to come up for a vote, if it does, they will vote in their discretion. If a director nominee is unwilling or unable to serve, the proxy holders will vote in their discretion for an alternative nominee.

How can I ask questions at the Annual Meeting?

Questions may be submitted during the Annual Meeting through the Q&A module at www.meetnow.global/M7T5QRG.

How does the Board recommend that I vote?

The Board recommends that you vote your shares:

•“FOR” the election of the Board’s nominees;

•“FOR” the ratification of the appointment of Grant Thornton; and

•“FOR” the amendment to the Company's Amended and Restated Certificate of Incorporation.

What constitutes a quorum for the Annual Meeting?
The presence at the Annual Meeting, in person or by proxy, of the holders of common stock representing a majority of the combined voting power of the outstanding shares of common stock on the Record Date will constitute a quorum, permitting the meeting to conduct its business. As of the Record Date, there were 56,711,260 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting. Both abstentions and “broker non-votes” (when a broker does not have authority to vote on the proposal in question) are counted as present for the purpose of determining the presence of a quorum.

What vote is required to approve the election of directors (“Proposal 1”)?
Director nominees are elected by plurality vote. Therefore, if you do not vote for a nominee, or you “withhold” authority to vote for a nominee, your vote will not count either “for” or “against” the nominee. Broker non-votes will have no effect on the outcome of Proposal 1.

What vote is required to ratify the selection of Grant Thornton as the Company’s independent registered public accounting firm for Fiscal Year 2023 (“Proposal 2”)?
Proposal 2 will be approved if a majority of the votes cast affirmatively or negatively on the matter is cast “for” the proposal. You may vote “for” or “against,” or abstain from voting on Proposal 2. Abstentions and broker non-votes will have no effect on the outcome of Proposal 2.

What vote is required to approve the amendment of the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company (“Proposal 3”)?

Proposal 3 will be approved by the affirmative vote of at least two-thirds (66 and 2/3%) of the shares entitled to vote at the Annual Meeting. You may vote “for,” “against,” or abstain from voting on Proposal 3. Abstentions and broker non-votes will have the same effect as a vote “against” Proposal 3.
What does it mean if I receive more than one Notice?
You may receive more than one Notice if, for example, you hold your shares in multiple brokerage accounts. You must vote based on the instructions in each Notice separately.

How are votes counted?
Computershare has been appointed to be the inspector of elections and in this capacity will supervise the voting, decide the validity of proxies and certify the results. We will publish final vote counts within four business days after the Annual Meeting on a Current Report on Form 8-K.

Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to third parties, except as necessary (i) to meet applicable legal requirements, (ii) to allow for tabulation and certification of the vote and (iii) to facilitate successful proxy solicitation by the Board.

Who pays for costs relating to the proxy materials and Annual Meeting?
We have retained the services of Computershare to assist us in mailing the Notice. The costs of preparing and assembling this Proxy Statement and the enclosed proxy card, along with the costs of mailing the Notice and posting the proxy materials on a website, are borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in doing so.

Who should I call if I have any questions?
If you have any questions about the Annual Meeting, voting or your ownership of our common stock, please call Dennis Dean at 786-709-9690 or send an e-mail to investors@elitebodysculpture.com.

PROPOSAL NO. 1:

Election of Directors

Our business operates under the direction of the Board, which currently consists of eight directors. In accordance with our Amended and Restated Certificate of Incorporation, the Board consists of three classes of approximately equal size: Classes I, II, and III, with terms expiring in the fiscal year ending December 31, 2025 (“Fiscal 2025”), the fiscal year ending December 31, 2023 (“Fiscal 2023”), and the fiscal year ending December 31, 2024 (“Fiscal 2024”), respectively. Adam Feinstein, Kenneth Higgins, and Thomas Aaron are the Class II directors whose terms expire at the Annual Meeting. Pursuant to our Stockholders Agreement (as defined below) and subject to the maintenance of certain ownership requirements, Vesey Street Capital Partners, L.L.C., our private equity sponsor (“Sponsor”), has a contractual right to designate two nominees to our Board. Adam Feinstein is an affiliate of our Sponsor. The Board has nominated, and stockholders are being asked to reelect, Adam Feinstein, Kenneth Higgins, and Thomas Aaron for three-year terms expiring at our fiscal year ending December 31, 2026 (“Fiscal 2026”) annual meeting of stockholders. If elected, the nominees will each hold office until the conclusion of our Fiscal 2026 annual meeting of stockholders and a successor is duly elected and qualified or until earlier death, resignation, or removal.

Each of the three nominees currently serves as a director of the Company. The Board is not aware of any nominee who will be unable or unwilling to serve as a director if elected at the Annual Meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as director and for each continuing director, including period of service as a director of the Company, principal occupation and other biographical material, is shown later in this Proxy Statement.
The Board recommends a vote FOR the election of each of the nominees as director.

BOARD OF DIRECTORS
The following table sets forth the name, age, and position, as of March 21, 2023, of individuals who currently serve as directors on the Board.

Name	Age	Position
Dr. Aaron Rollins	48	Executive Chairman of the Board
Todd Magazine	58	Director, President and Chief Executive Officer
Adam Feinstein	51	Director and Lead Independent Director of the Board
Daniel Sollof	39	Director
Caroline Chu	42	Director
Thomas Aaron	61	Director
Pamela Netzky	48	Director
Kenneth Higgins	57	Director

Class I—Directors with Terms Expiring in Fiscal 2025

Todd Magazine has served as a member of the Board since January 2023. Todd has served as the Company's President and Chief Executive Officer since January 2023. Mr. Magazine brings to AirSculpt more than 30 years of experience in retail operations and brand-building. Prior to joining the company, he served as the CEO of Blink Fitness, a subsidiary of Equinox, for 10 years in which he led the company of over 1,500 employees from four locations to over 100 and increased membership 25x. Previously, he was North American President of Pfizer's OTC business, held president's roles for Gatorade and Quaker Oats at PepsiCo, and led various marketing teams at Procter & Gamble. Mr. Magazine received a BA from The University of Michigan and his MBA from Northwestern University's Kellogg School of Management. We believe that Mr. Magazine’s industry knowledge, as well as his leadership experience, make him an appropriate member of our Board.

Daniel Sollof has served as a member of the Board since June 2021 and served as a member of the board of managers of Elite Body Sculpture from October 2018 until the IPO. Mr. Sollof joined VSCP in August 2014 and serves as a General Partner for the firm. In addition to sourcing and evaluating potential investment opportunities, Mr. Sollof works closely with VSCP’s portfolio companies. He has been a Board Observer at HealthChannels (ScribeAmerica) since October 2016. From July 2015 to August 2017, he served as a member of the board of directors of Imedex, Inc. Prior to joining VSCP, Mr. Sollof served as Vice President and Research Analyst for Barclays Capital/Lehman Brothers August 2007 to August 2014, focusing on the Healthcare Facilities and Medical Supplies & Devices Sectors. Prior to Barclays Capital/Lehman Brothers, Mr. Sollof worked as a Valuation and Business Modeling Analyst in the Transaction Advisory Services group at Ernst & Young from September 2005 to July 2007. Mr. Sollof received a B.S. in Management Science from the University of California – San Diego and is a CFA charterholder. We believe that Mr. Sollof’s industry knowledge, as well as his leadership experience, make him an appropriate member of our Board.
Pamela Netzky has served as a member of our Board since October 2021. Ms. Netzky co-founded Skinny Pop Popcorn in 2010 and served as its President until July 2014. In 2014, SkinnyPop Popcorn sold a majority stake to TA Associates, a leading private equity firm, and changed its name to Amplify Snack Brands. Ms. Netzky transitioned to become a Senior Advisor of Amplify Snack Brands in 2014 and was named a board member of the company. In 2015, Amplify Snack Brands went public on the New York Stock Exchange (formerly NYSE: BETR). Ms. Netzky continued to serve on the board of directors until its sale to The Hershey Company (NYSE: HSY) in 2018 in a transaction valued at approximately $1.6 billion. Ms. Netzky has shown dedicated support to the City of Chicago as well as the arts, education and health care. She has been recognized for her philanthropic pursuits by The Illinois Holocaust Museum. Ms. Netzky earned a BA from DePaul University. We believe that Ms. Netzky’s leadership experience makes her an appropriate member of our Board.

Class II—Directors with Terms Expiring in Fiscal 2023

Adam Feinstein has served as a member of the Board since June 2021. He served as the non-executive chairman of the Board from September 2021 to January 2023 and as non-executive chairman of the board of managers of Elite Body Sculpture from October 2018 until the IPO. Mr. Feinstein was designated lead independent director of the Board in March 2023. Mr. Feinstein founded Vesey Street Capital Partners, L.L.C. (VSCP) in 2014 and has served as Managing Partner of the firm since August 2014. Mr. Feinstein has 25 years of experience working with many of the leading healthcare services companies. He has been chairman of the board of directors of HealthChannels (ScribeAmerica), a provider of medical scribe support and value-based healthcare solutions, since October 2016 and QualityMetric, a provider of health and disease specific surveys, since August 2020. He has served as a member of the board of directors of Pathgroup, a leading pathology services company since August 2016. Mr. Feinstein has served as a board member of Safecor Health, which provides pharmaceutical unit dose packaging services for hospitals and health systems, since August 2021. He was a board member of Surgery Partners, Inc. (Nasdaq: SGRY) from September 2015 to December 2019 and Imedex, Inc. from July 2015 to August 2017. Prior to founding VSCP, Mr. Feinstein was the Senior Vice President of Corporate Development, Strategic Planning and Office of the Chief Executive Officer at LabCorp from June 2012 to August 2014. At LabCorp, he oversaw mergers and acquisitions, corporate development, strategic partnerships and corporate strategy and managed the company’s partnerships with large hospital systems. Prior to LabCorp, Mr. Feinstein served as the Managing Director in Equity Research at Barclays Capital/Lehman Brothers for 14 years. He was ranked #1 in the Institutional Investor All America Research Survey in the Health Care Facilities category for eight years. Mr. Feinstein is a CFA charterholder and has a B.S. in Business from the Smith School at the University of Maryland. He also completed the Nashville Healthcare Council Fellows program. We believe that Mr. Feinstein’s public company experience, industry knowledge, as well as his leadership experience, make him an appropriate member of our Board.

Thomas Aaron has served as a member of our Board since October 2021. Mr. Aaron joined Cincinnati Financial Corporation (Nasdaq: CINF) in November 2019 and currently serves as a member of the board of directors, as a member of CINF’s audit committee, and as a member of the boards of directors of CINF’s property casualty insurance companies and other subsidiaries. From 2016 to 2017, Mr. Aaron served as Senior Vice President of Finance of Community Health Systems, Inc. (NYSE: CYH). Mr. Aaron was appointed to serve as Executive Vice President and Chief Financial Officer of CYH in May 2017, a position in which he served through December 2019. Prior to joining CYH, Mr. Aaron had a distinguished, 32-year career at Deloitte leading audit and consulting services to, among others, national healthcare organizations. Mr. Aaron is a Certified Public Accountant and holds a B.S. in Accounting from the University of Kentucky. We believe that Mr. Aaron’s leadership experience makes him an appropriate member of our Board.

Kenneth Higgins has served as a member of our Board since October 2021. Mr. Higgins currently serves as the managing director and co-founder of Northborne Partners, LLC, a middle market-focused mergers and acquisitions advisory firm. Previously, Mr. Higgins spent 4.5 years at BMO Capital Markets Corp. (a subsidiary of Bank of Montreal (NYSE: BMO)) from 2016 to 2021. Mr. Higgins received his Bachelor of Business Administration from the University of Michigan School of Business and his Juris Doctor degree from Harvard Law School. We believe that Mr. Higgin’s leadership experience makes him an appropriate member of our Board.

Class III—Directors with Terms Expiring in Fiscal 2024

Dr. Aaron Rollins is our founder and he served as the Company's Chief Executive Officer from 2012 to January 2023. With the appointment of Todd Magazine as CEO, Dr. Rollins was appointed Executive Chairman of the Board and no longer serves as the Company's Chief Executive Officer. Dr. Rollins is the cosmetic surgeon to the stars, as well as, the founder of Elite Body Sculpture. He currently serves as a board adviser to Safecor Health, a portfolio company affiliated with our Sponsor. Dr. Rollins is considered a specialist in body sculpting and has performed thousands of laser liposuction procedures. He is a life-long art lover who studied sculpture and to fulfill his dream of combining art and science, he eventually attended medical school. Dr. Rollins went to medical school at the McGill University Faculty of Medicine in Montreal, Canada after completing his undergraduate studies at McGill University. He has received many awards for his distinguished work, including the I.D.E.A. Bronze Medal for medical inventions and the “Great Distinction” honor at McGill University. He is affiliated with the American College of Surgeons, American Board of Laser Surgery, American Academy of Cosmetic Surgery and the American Society of Liposuction Surgery. He is also a member of the World Academy of Cosmetic Surgery. Dr. Rollins was awarded the Compassionate Doctor certification in 2013. We believe that Dr. Rollins’ industry knowledge, as well as his leadership experience, make him an appropriate member and Executive Chairman of our Board.
Caroline Chu has served as a member of our Board since October 2021. Previously, Ms. Chu spent 16 years at Goldman Sachs Group, Inc. from June 2002 to February 2018. She served as an investment analyst in Equity Research, a public equities investor in Goldman Sachs Principal Strategies and portfolio manager and Managing Director in Goldman Sachs Investment Partners. Ms. Chu also served as Co-Head of Equities and Managing Director for Alwyne Management LP from May 2018 to January 2020. Ms. Chu received her B.S. degrees in Economics and Management Science from the Massachusetts Institute of Technology in 2002. We believe that Ms. Chu’s leadership experience makes her an appropriate member of our Board.

CORPORATE GOVERNANCE

Corporate Governance Highlights

Corporate governance is key to a strong and accountable Board. We strive to adopt practices that will promote the long-term interests of the Company and its stockholders, including the below examples.

✓	Accountability. Our common stock outstanding on the Record Date is entitled to one vote per matter presented to stockholders	✓	Annual Board and Committee Self-Evaluations

✓	We meet Nasdaq’s definition of a controlled company, but we do not take advantage of the controlled company exemptions	✓	Annual Named Executive Officer Performance Evaluation by the Compensation Committee of the Board

✓	Six of the eight members of our Board are “independent” under Nasdaq’s definition of independence	✓	“Pay for Performance” Philosophy Drives Executive Compensation

✓	Our Audit, Compensation, and Nominating & Corporate Governance Committees are each composed entirely of unaffiliated independent directors	✓	Audit Committee Approval Required for Related Party Transactions

✓	Regular Board and Committee Executive Sessions of Independent Directors	✓	No “Poison Pill” (Stockholder Rights Plan)

✓	Lead Independent director	✓	Commitment to Diversity, Equity and Inclusion

✓	Separate CEO and Chairman of the Board	✓	Established Whistleblower Policy

✓	Independent Executive Compensation Consultant	✓	Commitment to Environmental, Social and Governance Leadership

✓	Risk Oversight by the Board and the Audit Committee

Board Composition and Election of Directors
Our business and affairs are managed under the direction of our Board. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling and direction to our management. Our Board meets on a regular basis and additionally as required.
The number of directors is fixed by our Board, subject to the terms of our amended and restated certificate of incorporation, our amended and restated bylaws and our Stockholders Agreement (as defined below). Our Board consists of eight directors, six of whom qualify as “independent” under the Nasdaq listing standards.
Directors are (except for the filling of vacancies and newly created directorships) elected by the holders of a plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote on the election of such directors. Our Board is divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our directors are divided among the three classes as follows:
•the Class I directors are Todd Magazine, Daniel Sollof and Pamela Netzky, and their terms expire at the fourth annual meeting of stockholders;
•the Class II directors are Adam Feinstein, Kenneth Higgins and Thomas Aaron, and their terms expire at the second annual meeting of stockholders; and
•the Class III directors are Dr. Aaron Rollins and Caroline Chu, and their terms expire at the third annual meeting of stockholders.
Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. No decrease in the number of directors will shorten the term of any incumbent director. Our Board is authorized to assign members of the Board already in office to the three classes; provided, that each class include a specified director designated pursuant to our Stockholders Agreement (as defined below). This classification of our Board may have the effect of delaying or preventing changes in control of our company.
In addition, we entered into a stockholders agreement with affiliates of our Sponsor and Dr. Aaron Rollins in connection with our initial public offering (the “Stockholders Agreement”). This agreement grants affiliates of our Sponsor and Dr. Aaron Rollins the right to designate nominees to our Board subject to the maintenance of certain ownership requirements in us. See “Certain Relationships and Related Party Transactions—Stockholders Agreement.”

In accordance with our corporate governance guidelines and subject to the Stockholders Agreement, our independent directors will designate a lead independent director in the event that the Company does not have an independent chairperson of the Board. With the transition of Dr. Aaron Rollins into the executive chairman role, Adam Feinstein has been designated as the lead independent director of the Company responsible for coordinating the activities of the independent directors The specific responsibilities of the lead independent director are to:

•work with the Chief Executive Officer to develop and approve an appropriate Board meeting schedule;
•work with the Chief Executive Officer to develop and approve Board meeting agendas;
•provide the Chief Executive Officer feedback on the quality, quantity, and timeliness of the information provided to the Board;
•develop the agenda and moderate executive sessions of the independent members of the Board;
•preside over Board meetings when the Chief Executive Officer is not present or when Board or Chief Executive Officer performance or compensation is discussed;
•act as principal liaison between the independent members of the Board and Chief Executive Officer;
•convene meetings of the independent directors as appropriate;
•be available for consultation and direct communication with stockholders as deemed appropriate; and
•perform other duties as the Board may determine from time to time.

Our corporate governance guidelines also provide that the independent directors shall meet periodically in executive session but no less than two times per year or whatever minimum has been set by the Nasdaq listing standards.

Controlled Company Exemption

We meet the definition of a “controlled company” under the Nasdaq listing standards, and thus we qualify for the “controlled company” exemption to the board of directors and committee composition requirements under the Nasdaq listing standards. If we were to rely on this exemption, we would be exempt from the requirements that (1) our Board be comprised of a majority of independent directors, (2) we have a nominating and corporate governance committee composed entirely of independent directors, and (3) our compensation committee be comprised solely of independent directors. The “controlled company” exemption does not modify the independence requirements for the audit committee, and we comply, and intend to continue complying, with the requirements of the Sarbanes-Oxley Act and the Nasdaq listing standards, which require that our audit committee be composed of at least three members and entirely of independent directors within one year from the date of this prospectus.
We do not, and do not intend to, rely on the "controlled company" exemption under the Nasdaq listing standards and we have taken all actions necessary to comply with such requirements, including appointing a majority of independent directors to the Board and establishing certain committees composed entirely of independent directors within the time frames set forth under the Nasdaq listing standards. However, as long as we remain a “controlled company” these requirements will not apply to us and we may, in the future, seek to utilize some or all of these exemptions.

Director Independence
Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Caroline Chu, Thomas Aaron, Pamela Netzky, Kenneth Higgins, Daniel Sollof and Adam Feinstein do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Rule 5605(a) of the Nasdaq listing standards. In making determinations under Rule 5605(d) of the Nasdaq listing standards, our Board considered the current and prior relationships that each non-employee director has with our company, including the fact that Daniel Sollof and Adam Feinstein are affiliates of our Sponsor, which owns 51.71% of our common stock.

Annual Board and Committee Performance Review
Pursuant to our corporate governance guidelines, the nominating and corporate governance committee is responsible for reporting annually to the Board an evaluation of the overall performance of the Board. Additionally, the charters of the audit committee, compensation committee, and nominating and corporate governance committees each provide that the respective committee is responsible for performing or participating in an annual evaluation of its performance, the results of which are presented to the Board.

Board Meeting Attendance
During the fiscal year ended December 31, 2022 (“Fiscal 2022”), our Board met seven times, our audit committee met four times, our compensation committee met seven times and our nominating and corporate governance committee met three times. Each director attended the Board meetings and all of the meetings of the Board committees on which such director served in Fiscal 2022. The Board and its committees also approved certain actions by unanimous written consent in lieu of a meeting.
It is our policy that our directors attend annual meetings of stockholders.

Committees of the Board of Directors
Our Board has an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our Board are described below. Members serve on these committees until their resignation or until as otherwise determined by our Board. Each of the committees operates under its own written charter adopted by the Board, each of which is available on our website at https://investors.elitebodysculpture.com.

Audit Committee
Our audit committee consists of Thomas Aaron, Caroline Chu, and Kenneth Higgins, with Thomas Aaron serving as Chairperson. The composition of our audit committee meets the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Each member of our audit committee meets the financial literacy requirements of Nasdaq listing standards. In addition, our Board has determined that Thomas Aaron is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933. Our audit committee, among other things:
•reviews our consolidated financial statements and our critical accounting policies and practices;
•selects a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;
•helps to ensure the independence and performance of the independent registered public accounting firm;
•discusses the scope and results of the audit with the independent registered public accounting firm and reviews, with management and the independent registered public accounting firm, our interim and year-end results of operations;
•pre-approves all audit and all permissible non-audit services to be performed by the independent registered public accounting firm;
•oversees the performance of our internal audit function when established;
•reviews the adequacy of our internal controls;
•oversees cybersecurity controls, risks and policies;
•develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviews our policies on risk assessment and risk management; and
•reviews and approves or disapproves all related party transactions.
Our audit committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq.

Compensation Committee
Our compensation committee consists of Caroline Chu, Thomas Aaron, and Kenneth Higgins, with Caroline Chu serving as Chairperson. The composition of our compensation committee meets the requirements for independence under Nasdaq listing standards and SEC rules and regulations. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our compensation committee is to discharge the responsibilities of our Board relating to compensation of our executive officers. Our compensation committee, among other things:
•reviews, approves and determines, or makes recommendations to our Board regarding, the compensation of our executive officers;
•administers our stock and equity incentive plans;
•reviews and approves, or makes recommendations to our Board regarding, incentive compensation and equity plans; and
•establishes and reviews general policies relating to compensation and benefits of our employees.
Our compensation committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq. The charter provides that the compensation committee may, in its sole discretion and at the expense of the Company, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

To assist the compensation committee in meeting its responsibilities, the committee engaged Haigh & Co. (“Haigh”) as its independent outside compensation consultant to regularly provide executive compensation market analysis and insight, with respect to our executive officers. Haigh only provides services to the compensation committee with respect to executive and director compensation and does not provide any other services to the Company.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Kenneth Higgins and Pamela Netzky, with Kenneth Higgins serving as Chairperson. The composition of our nominating and corporate governance committee meets the requirements for independence under Nasdaq listing standards and SEC rules and regulations. Our nominating and corporate governance committee, among other things:
•identifies, evaluates and selects, or makes recommendations to our Board regarding, nominees for election to our Board and its committees;
•evaluates the performance of our Board and of individual directors;
•considers and makes recommendations to our Board regarding the composition of our Board and its committees;
•reviews developments in corporate governance practices;
•oversees environmental, social and governance (ESG) matters;
•evaluates the adequacy of our corporate governance practices and reporting; and
•develops and makes recommendations to our Board regarding corporate governance guidelines and matters.
The nominating and corporate governance committee operates under a written charter that satisfies the applicable listing requirements and rules of Nasdaq.

Role of Board of Directors in Risk Oversight Process

Our Board has responsibility for the oversight of our risk management processes and, through the audit committee, regularly discusses with management and the auditors, as appropriate, (i) the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures and (ii) management risks relating to data privacy, technology and information security, including cyber security and back-up of information systems, and the steps the Company has taken to monitor and control such exposures. The compensation committee is responsible for reviewing the Company’s practices and policies of employee compensation as they relate to risk management and risk-taking incentives in order to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on the Company. Additionally, the risk oversight process includes receiving regular reports from our Board committees and members of senior management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic and reputational risk.

Compensation Committee Interlocks and Insider Participation
All compensation and related matters are reviewed by our compensation committee. None of the members of our compensation committee is or has at any time during the past year been an officer or employee of ours. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee.

Employee, Officer and Director Hedging
Our insider trading policy expressly prohibits our employees, officers and directors from (i) engaging in hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds, and (ii) trading in derivative securities related to our common stock, which includes publicly traded call and put options. Our insider trading policy expressly prohibits our employees, officers and directors from pledging our shares as collateral for a loan.

Code of Business Conduct and Ethics
Our Board has a Code of Business Conduct and Ethics applicable to our directors, officers and employees. The Code of Business Conduct and Ethics is accessible on our website at https://investors.elitebodysculpture.com/corporate-governance/governance. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Business Conduct and Ethics to our officers, we will disclose the nature of such amendment or waiver on that website or in a report on Form 8-K.

Commitment to Environmental, Social and Governance Issues
We are committed to being a strong corporate citizen and our value of operating with integrity is core to our success. We believe that identifying and managing critical ESG topics helps ensure the sustainability of our Company and drives long-term value for our stakeholders.

The broad responsibility of ESG stewardship is supported across our organization by the dedication and efforts of the Board and its committees, as well as the entrepreneurship and dedication of our team. As stewards of long-term enterprise value, the Board is committed to overseeing the sustainability of the Company, and to promoting equity, diversity and inclusion. The nominating and corporate governance committee oversees our ESG activities and initiatives to continue enhancing our culture of sustainability and corporate governance practices. The compensation committee promotes a culture of equity, diversity and inclusion and contributes to the ability to attract, retain, develop and motivate both at the executive level and throughout the organization.
We are especially proud of the diverse composition of our Board of Directors. Twenty-five percent (25%) of our Board of Directors is composed of women (decreasing from 29% with the recent addition of our new CEO, Todd Magazine, to our Board), and one member of our Board is LGBTQ+. We encourage our stockholders to review our Board Diversity Matrix which can be found on our web site under “Investor Relations – Board of Directors – Board Diversity Matrix.” We will continue to ensure that the benefits of increasing diversity are a central part of the nominating and corporate governance committee’s deliberations on potential appointments and included in the Board’s process for succession planning, including within our Board refreshment plans and part of our annual evaluation of Board effectiveness and composition.
Corporate Governance Guidelines
We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our Board has adopted a set of corporate governance guidelines to set clear parameters for the operation of our Board. Our corporate governance guidelines are available on our website at www.investors.elitebodysculpture.com/corporate-governance/governance.

Director Nomination Process
The nominating and corporate governance committee recommends, and our Board nominates, candidates to stand for election as directors. The nominating and corporate governance committee has the authority to engage search firms for the purpose of identifying highly qualified director candidates, for which such firms would be paid a fee. Stockholders may also nominate persons to be elected as directors in accordance with our bylaws and applicable law, as described under “Additional Information—Requirements for Stockholder Proposals.”

Board Membership Criteria
It is the policy of our Board that directors should possess strong personal and professional ethics, integrity, and values; be business savvy and genuinely interested in the Company; and be committed to representing the long-term interests of our stockholders. Our goal is a balanced and diverse Board, with members whose skills, background and experience are complementary and, together, cover the spectrum of areas that impact our business. In reviewing any candidates for director nomination, our Board and nominating and corporate governance committee will consider candidates who reflect diverse backgrounds, including gender, race, ethnicity, age, sexual orientation and gender identity. We are committed to gender diversity and actively seek qualified female directors to join our board.

Communications with Directors
Stockholders wishing to communicate with the Board may do so by writing to the Board or to the non-employee members of the Board as a group, at:

AirSculpt Technologies, Inc.
1111 Lincoln Road, Suite 802
Miami Beach, Florida 33139
Attention: Secretary
The communication must prominently display the legend "BOARD COMMUNICATION" in order to indicate to the Secretary that it is a communication for the Board. Upon receiving such a communication, the Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. Certain items that are unrelated to the Board's duties and responsibilities may be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. The Secretary will not forward any communication determined in his or her good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.

PROPOSAL NO. 2:

Ratification of Independent Registered Public Accounting Firm
The audit committee of the Board has appointed Grant Thornton as our independent registered public accounting firm for Fiscal 2023. We are asking our stockholders to ratify this appointment.
SEC regulations and the Nasdaq listing standards require our audit committee to engage, retain, and supervise our independent registered public accounting firm. Our audit committee annually reviews our independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although stockholder ratification is not required by applicable law nor by our bylaws, we are submitting our selection of Grant Thornton as our independent registered public accounting firm as a matter of good corporate governance.
We expect that representatives of Grant Thornton will be present at the meeting, that the representatives will have the opportunity to make a statement if they so desire, and that they will be available to respond to appropriate questions.
Grant Thornton has served as our independent registered public accounting firm since 2018.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Pursuant to the audit committee charter, the audit committee is responsible for the oversight of our accounting, reporting, and financial practices. The audit committee has the responsibility to select, appoint, engage, oversee, retain, evaluate, and terminate our external auditors; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors; and establish the fees and other compensation to be paid to our external auditors. During 2022, the audit committee pre-approved all audit and permitted non-audit services provided by Grant Thornton.

Principal Accountant Fees and Services
The following sets forth fees billed by Grant Thornton for the audit of our annual financial statements and other services rendered for the fiscal years ended December 31, 2022 and December 31, 2021:

	Fiscal year ended December 31,
	2022	2021
Audit fees(1)	$405,326	$578,515
Audit-related fees	—	—
Tax fees(2)	119,480	85,180
All other fees	—	—
Total fees	$524,806	$663,695

(1)
“Audit fees” include fees for professional services rendered for the audit of our consolidated financial statements, reviews of the interim consolidated financial statements included in quarterly reports, the review of our Registration Statement on Form S-1 for our initial public offering and services that are normally provided by Grant Thornton in connection with the financial statement audit.

(2)	“Tax fees” include fees for tax compliance and advice.

The Board recommends a vote FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for Fiscal 2023.

PROPOSAL NO. 3:

Approval of an Amendment to the Company’s Certificate of Incorporation to Limit the Liability of Certain Officers of the Company

Article VII of our Amended and Restated Certificate of Incorporation currently provides for the Company to limit the monetary liability of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the DGCL. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for certain senior corporate officers for breach of the duty of care in certain actions. The Board has unanimously approved and declared advisable the amendment to our Amended and Restated Certificate of Incorporation to provide for the elimination of monetary liability of specified executive officers of the Company for breaches of the duty of care in certain actions and recommends that stockholders approve such amendment. Upon approval of this proposal, the Company will file a Certificate of Amendment of our Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) in the form attached hereto as Appendix A.

Purpose and Possible Effects of the Proposed Amendment
The Board desires to amend our Amended and Restated Certificate of Incorporation to maintain provisions consistent with the governing statutes contained in the DGCL. The Board believes that the Certificate of Amendment remedies the inconsistent treatment of officers and directors under the DGCL and our Amended and Restated Certificate of Incorporation.
The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight. Limiting concern about personal risk empowers both directors and officers to best exercise their business judgment in furtherance of stockholder interests.
We expect many Delaware companies to adopt exculpation clauses limiting the personal liability of officers in their certificates of incorporation. Failing to adopt the proposed Certificate of Amendment could impact our recruitment and retention of exceptional officer candidates who may conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceed the benefits of serving as an officer of the Company. Further, claims against corporations for breaches of fiduciary duties are expected to continue increasing. Delaware corporations that fail to adopt officer exculpation provisions may experience a disproportionate amount of nuisance litigation and increased costs in the form of increased officer indemnification expenses and increased director and officer liability insurance premiums, in addition to diversion of management attention from the business of the corporation.
The proposed Certificate of Amendment would allow for the exculpation of certain officers for monetary damages from breaches of the fiduciary duty of care in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. As is currently the case with directors under our Amended and Restated Certificate of Incorporation, the Certificate of Amendment would not limit the liability of officers for any breach of the duty of loyalty to the Company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law and any transaction from which the officer derived an improper personal benefit.

Required Vote; Effect of Proposal

To be approved, this proposal requires the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the shares entitled to vote. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal. If stockholder approval for this proposal is not obtained, then the Certificate of Amendment will not be filed with the Delaware Secretary of State.

The Board recommends a vote FOR the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company.

EXECUTIVE COMPENSATION

This section provides an overview of the compensation of our principal executive officer and our next two most highly-compensated executive officers for Fiscal 2022. We refer to these individuals as our named executive officers. Our named executive officers for 2022 were:

•Dr. Aaron Rollins, our Chief Executive Officer;
•Ronald P. Zelhof, our Chief Operating Officer; and
•Dennis Dean, our Chief Financial Officer.
Summary Compensation Table
The following table sets forth the compensation awarded to, earned by or paid to our named executive officers (“NEOs”) in respect of their service to us during Fiscal 2022 and the fiscal year ended December 31, 2021 (“Fiscal 2021”).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Dr. Aaron Rollins	2022	875,000	—	2,276,023	340,375	200,668	3,692,066
Chief Executive Officer	2021	558,333	430,833	27,606,116	404,668	6,644	29,006,594
Ronald P. Zelhof	2022	575,000	—	747,843	172,500	1,868,952	3,364,295
Chief Operating Officer	2021	445,833	5,558,542	13,803,051	—	18,817	19,826,243
Dennis Dean	2022	500,000	—	650,298	145,875	22,402	1,318,575
Chief Financial Officer	2021	247,917	2,219,167	13,803,051	—	—	16,270,135
(1)     Amounts in this column reflect annual performance bonus payments earned by our named executive officers in 2021, which were paid in 2022. Annual performance bonuses earned in 2021 were $395,833 for Dr. Rollins, $238,542 for Mr. Zelhof and $194,167 for Mr. Dean. Amounts in this column also reflect cash bonus awards paid in connection with our initial public offering to Mr. Zelhof, in the amount of $4,750,000, and to Mr. Dean, in the amount of $1,800,000 and bonuses paid prior to our initial public offering in the amounts of $35,000, paid to Dr. Rollins in connection with an adjustment to his base salary, $570,000, paid to Mr. Zelhof in connection with mid-year performance achievement milestones, and $225,000, paid to Mr. Dean as a sign-on bonus.

(2)     Amounts in this column for 2022 represent the grant date fair value, as determined in accordance with FASB ASC Topic 718, of a one-time equity award in connection with our annual executive long term compensation program made up of 50% restricted stock unit awards ("RSUs") and 50% performance-based restricted stock unit awards ("PSUs") granted pursuant to the Company’s 2021 Equity Incentive Plan (the “2021 Plan”). Each of the performance-based restricted stock unit award amounts are based on achievement of a relative Total Shareholder Return ("rTSR") as compared to a specified peer company group. These awards can range from 0% to 200% as the highest level of award amounts that may be earned. Amounts in this column for 2021 represent the grant date fair value, as determined in accordance with FASB ASC Topic 718, of one-time equity awards in connection with our initial public offering. For further information regarding the 2021 equity awards, please see the discussion under the heading “Treatment of IPO Equity Awards.”

(3)    Amounts in this column reflect annual incentive compensation payments earned by our named executive officers in 2022. Amounts in this column also reflect the Equityholder Bonus that Dr. Rollins earned in 2021, including the termination fee paid to Dr. Rollins in 2021, as described under “Narrative Disclosure to the Summary Compensation Table—Equityholder Bonus for Dr. Rollins” below.

(4)    On December 30, 2022, Ronald Zelhof, the Chief Operating Officer, entered into a Separation Agreement with the Company. In connection with the Separation Agreement, a severance amount was paid to the executive based on Mr. Zelhof's employment contract. Amounts shown in the “All Other Compensation” column represent the severance payment to Mr. Zelhof in 2022, surgical related service fees in the amount of $187,500 paid to Dr. Rollins related to surgical procedures he performed and medical, dental and vision insurance policy premiums paid by us.

Narrative Disclosure to Summary Compensation Table
Annual Base Salary
Each named executive officer's base salary is a fixed component of compensation for each year for performing specific job duties and functions. The 2022 annual base salaries for our named executive officers are set forth in the Summary Compensation Table above.
In May 2021, our Board approved an increase to Dr. Rollins’ annual base salary from $300,000 to $600,000 and an increase to Mr. Zelhof’s annual base salary from $300,000 to $500,000. Dr. Rollins’ annual base salary was further increased to $875,000 and Mr. Zelhof’s annual base salary was further increased to $575,000, in each case, in connection with our initial public offering and effective as of October 28, 2021. Mr. Dean’s annual base salary when he began employment with the Company, effective June 1, 2021, was $395,000 and Mr. Dean’s annual base salary was increased from $395,000 to $500,000 in connection with our initial public offering and effective as of October 28, 2021.

Annual Cash Bonuses
In addition to their annual base salary, our named executive officers are eligible for an annual cash performance bonus for each fiscal year based upon achievement of our performance targets, as determined by our Board in its sole and absolute discretion. For 2022, Dr. Rollins, Mr. Zelhof and Mr. Dean were eligible to receive an annual incentive cash compensation of 100%, 75%, and 75%, respectively, of their annual base salary based on annual EBITDA performance. In February of 2022, our Board approved the 2022 budgeted EBITDA target of $60.0 million and budgeted revenue target of $177.5 million. For the 2022 performance period, our EBITDA was $43.1 million and our revenue was $168.8 million. As a result of our performance versus company objectives and each named executive officer’s performance versus their respective individual objectives, Dr. Rollins, Mr. Zelhof and Mr. Dean earned bonuses of $340,375, $172,500 and $143,875, respectively. These bonuses will be paid during the first quarter of 2023.

Annual Equity Awards
We awarded RSUs and PSUs to each of Dr. Rollins, Mr. Zelhof and Mr. Dean (the “Annual Awards”) in 2022 from our 2021 Equity Incentive Award Plan. The Annual Awards for Dr. Rollins, Mr. Zelhof and Mr. Dean were 50% in the form of RSUs and 50% in the form of PSUs.
The number of RSUs granted to Dr. Rollins, Mr. Zelhof and Mr. Dean in connection with their Annual Awards cover 64,386 shares of our common stock, 21,156 shares of our common stock and 18,396 shares of our common stock, respectively. The RSUs vest one-third annually over the first three anniversaries of the date of grant, subject to continued employment on such date, except as otherwise described under “Potential Payments and Benefits upon Termination or Change in Control” below.
For Dr. Rollins, Mr. Zelhof and Mr. Dean, the number of PSUs granted to them in connection with their 2022 Annual Awards cover 64,385 shares of our common stock, 21,155 shares of our common stock and 18,396 shares of our common stock, respectively. The PSUs vest based on the Company's total shareholder return relative to a specified peer group (the "rTSR"). Based on the rTSR, the awards can settle in shares in a range of 0% to 200% of the total units. Vesting of the PSUs is subject to continued employment on the date the performance goal is achieved, except as otherwise described under “Potential Payments and Benefits upon Termination or Change in Control” below. Upon a change in control (as defined in the 2021 Plan), the performance conditions underlying the PSUs are deemed satisfied at 100% and the PSUs remain subject solely to time-based vesting over the remainder of the three year performance period, subject to continued service on such date except as otherwise described under “Potential Payments and Benefits upon Termination or Change in Control” below.

Benefits
All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, and vision, in each case on the same basis as all of our other employees, except that we pay for the full cost of premiums of such benefits for our named executive officers. We generally do not provide perquisites or personal benefits to our named executive officers.

Employment Agreements
On October 5, 2021, we entered into Amended and Restated Employment Agreements with each of Dr. Rollins, Mr. Zelhof and Mr. Dean in connection with our initial public offering (the “Amended and Restated Employment Agreements”), which agreements became effective upon completion of our initial public offering. Except as noted below with respect to Mr. Zelhof, the Amended and Restated Employment Agreements applied with respect to all of the compensation disclosed int the Summary Compensation Table above.
The Amended and Restated Employment Agreements each provide that the executive will receive a base salary of $875,000 (in the case of Dr. Rollins), $575,000 (in the case of Mr. Zelhof) and $500,000 (in the case of Mr. Dean), which may be reviewed annually and may be increased, but not decreased, without the executive’s consent. The Amended and Restated Employment Agreements also provide that the executive is eligible to receive an annual performance-based cash bonus with a target annual bonus of 100% of base salary (in the case of Dr. Rollins) and 75% of base salary (in the case of Mr. Zelhof and Mr. Dean), which bonus is earned based on the achievement of performance targets, as determined annually by our Board. Any annual bonus, to the extent earned, is paid in a lump sum.
The Amended and Restated Employment Agreements also provided that the executive would receive a special one-time equity award grant as soon as reasonably practicable following the completion of our initial public offering, which equity grants are described under “IPO Equity Awards” above.
Under the Amended and Restated Employment Agreements, the executives are also eligible to participate in the Company’s annual equity grant program, with the first such annual equity grant in the first quarter of 2022. Pursuant to his

Amendment and Restated Employment Agreement, for Dr. Rollins, the 2022 annual equity grant has a grant date fair value equal to 200% of base salary, with a portion of such award being in the form of time-vesting restricted stock units that vest over three years in equal annual installments. All equity awards are subject to the approval of our Board. The Amended and Restated Employment Agreements for each of Mr. Zelhof and Mr. Dean also provided that the executive would receive a special one-time cash bonus in a lump sum payment as soon as reasonably practicable following the completion of our initial public offering in the amount of $4,750,000 (in the case of Mr. Zelhof) and $1,800,000 (in the case of Mr. Dean).
Under the Amended and Restated Employment Agreements the executive may terminate their respective employment at any time and for any reason with 60 days’ prior written notice, provided, however, that we may accelerate the executive’s last day of employment to any date within the 60-day notice period without converting the resignation into anything other than a voluntary resignation. We may terminate the executive’s employment immediately for “disability” (as defined in the Amended and Restated Employment Agreements) or immediately upon written notice for “cause” (as defined below). In the event that the executive’s employment is terminated due to his death or disability, for “cause” or upon his resignation without “good reason” (as defined below), we must provide the executive (or his beneficiaries) with (i) any unpaid base salary through the date of termination, (ii) payment for any accrued but unused paid time off, (iii) following submission of proper expense reports, reimbursement for expenses properly incurred, and (iv) all other vested entitlements or benefits to which he is entitled (collectively, the “Accrued Benefits”).
If we terminate the executive’s employment without cause (which in the case of Mr. Zelhof must be with 90 days’ written notice) or the executive terminates his employment for “good reason” (as defined below), then we must provide the executive with the Accrued Benefits and subject to the executive’s execution and non-revocation of a release of claims, a lump sum payment equal to two times (in the case of Dr. Rollins) and one and one-half times (in the case of Mr. Zelhof and Mr. Dean), the sum of (i) executive’s annual base salary, plus (ii) his target annual bonus, in each case at the rates and target amounts in effect as of such termination of employment.
For purposes of the Amended and Restated Employment Agreements with each of Dr. Rollins and Mr. Zelhof, “cause” generally means the executive’s (i) fraud, embezzlement or other misappropriation of funds or property of the Company or any of its subsidiaries or affiliates (each, a “Company Group Member”) or any persons or professional for which the Company or its subsidiaries or affiliates provides business, management, administrative, marketing or other support services (“Managed Practices”), (ii) any gross misconduct that is injurious, directly or indirectly, in any material respect to any Company Group Member or any Managed Practice, (iii) failure to perform, or breach of, in any material respect, of any obligations under the Employment Agreement or any other agreement between the executive and any Company Group Member, (iv) exclusion, debarment, termination or suspension under any Medicare, Medicaid, TRICARE or other federal, state or government health care program, or commission or conviction of, indictment for or plea of guilty or no contest to, any felony or any crime involving moral turpitude, embezzlement, fraud or self-dealing or any crime which could reasonably be expected to subject the executive, any Company Group Member, services or Managed Practice to exclusion, debarment, termination or suspension under any Medicare, Medicaid, TRICARE or other federal, state or government health care program, (v) use of alcohol or controlled substances that impairs the executive’s ability to perform his duties and responsibilities with respect to any Company Group Member or Managed Practice in any material respect, (vi) challenging the legality, validity or enforceability of any of the Managed Practice documents, (vii) termination by a Managed Practice owned or controlled by the executive of a managed services agreement with any Company Group Member for reasons other than a material breach of such agreement by any Company Group Member, (viii) the willful breach by a Managed Practice owned or controlled by the executive of a management services agreement with any Company Group Member, or (ix) the executive’s failure to give timely notice of his resignation under the employment agreement. With respect to items (ii), (iii), (viii) and (ix), any such action will only constitute “cause” if the Board notifies the executive in writing of such action and the executive has not remedied the action within 30 days of such notice. For Dr. Rollins, “cause” is also defined to include his license to practice medicine in the State of California or New York being revoked, terminated, cancelled, suspended, relinquished or placed on probationary status.
For purposes of the Amended and Restated Employment Agreement with Mr. Dean, “cause” generally is defined in the same manner as set forth above for Dr. Rollins and Mr. Zelhof, however prongs (iv), (vii) and (viii) of the “cause” definition described above do not apply to Mr. Dean and are replaced with a prong that includes Mr. Dean’s conviction of, or plea of guilty or no contest to, a felony or crime involving moral turpitude.
For purposes of the Amended and Restated Employment Agreements, “good reason” generally means (i) a material reduction of title authority, duties or responsibilities with the Company, (ii) a material reduction in base salary, (iii) relocation of principal place of work to a place more than 25 miles from the Company’s headquarters in Miami, Florida, or, in the case of Mr. Dean, 35 miles from Nashville, Tennessee, or (iv) a material breach by the Company of the employment agreement. Good reason will not exist unless the executive notifies the Company in writing of such action not later than 30 days after its initial occurrence and the Company has not remediated the action within 15 days of such notice. If the Company cannot remedy the action or condition for reasons beyond its control it may get a 15 day extension of the cure period.

Executive Chair Agreement with Dr. Rollins
In connection with his appointment to Executive Chairman of the Board, Dr. Rollins entered into an amended and restated employment agreement as of January 4, 2023 (the “Second Amended and Restated Employment Agreement”) (previously filed as Exhibit 10.2 to the Company’s current report on Form 8-K, dated December 30, 2022). The compensation outlined above for Dr. Rollins’ Amended and Restated Employment Agreements remains the same under his Second Amended and Restated Employment Agreement, as amendments reflect the change in his role with the Company and extend the term of his Second Amended and Restated Employment Agreement through October 29, 2024.
Separation Agreement for Mr. Zelhof
On December 30, 2022, the Board terminated the employment of Ronald Zelhof as Chief Operating Officer and President of the Company. In connection with such termination of employment Mr. Zelhof entered into a Separation and General Release Agreement (“Separation Agreement”) with the Company (previously filed as Exhibit 10.2 to the Company’s current report on Form 8-K, dated December 30, 2022), which provides for the severance benefits specified in Section 7 of his Amended and Restated Employment Agreement (previously filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (File No. 333-260067)). In addition, in connection with confirming that certain restrictive covenants remain in effect and waive of the notice period under his Amended and Restated Employment Agreement, Mr. Zelhof is entitled to remain eligible to earn a portion of the PSUs granted to Mr. Zelhof in 2021 and 2022 through March 31, 2024 and December 31, 2024, respectively, and partial accelerated vesting for 176,388 RSUs.

Employee Covenants Agreement
We also entered into an Employee Covenants Agreement with Dr. Rollins dated as of October 2, 2018 (the “Rollins Covenants Agreement”), which agreement includes customary confidentiality and non-disparagement provisions, as well as provisions relating to assignment of inventions. On October 5, 2021, we entered into an amendment to the Rollins Covenants Agreement, which became effective upon completion of our initial public offering. The Rollins Covenants Agreement, as amended, also includes non-competition and non-solicitation of employees and customers provision that run during Dr. Rollins employment with the Company and for a period of twelve months after termination of employment.

Outstanding Equity Awards at Fiscal Year-End
As of December 31, 2022, our named executive officers held outstanding equity-based awards of the Company as listed in the table below.

		Stock Awards
Name	Grant Date	Number of Shares or Units That Have Not Yet Vested (#)(1)	Market Value of Shares or Units That Have Not Yet Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested ($)(2)
Dr. Aaron Rollins	11/4/2021	649,136	2,401,803	—	—
Chief Executive Officer	11/4/2021	—	—	811,420	3,002,254
	2/25/2022	64,386	238,228	—	—
	2/25/2022	—	—	64,385	238,225
Ronald P. Zelhof (4)	11/4/2021	—	—	—	—
Chief Operating Officer	11/4/2021	—	—	99,603	368,531
	2/25/2022	—	—	—	—
	2/25/2022	—	—	8,782	32,493
Dennis Dean	11/4/2021	324,568	1,200,902	—	—
Chief Financial Officer	11/4/2021	—	—	405,710	1,501,127
	2/25/2022	18,396	68,065	—	—
	2/25/2022	—	—	18,396	68,065

(1)    Includes RSU awards granted in connection with the IPO Awards. RSUs vest in three equal installments on each of November 2, 2022, November 2, 2023 and November 2, 2024. Also includes RSU awards granted on February 25, 2022 that vest in three equal installments on each of January 1, 2023, 2024 and 2025.
(2)    Based on the closing sale price of AirSculpt common stock on NASDAQ of $3.70 per share on December 30, 2022.
(3)    Includes PSU awards granted in connection with the IPO Awards. PSU awards vest based on achievement of performance conditions over a three-year performance period, as described under “IPO Awards” above. PSUs are included at 100% performance. Also, includes PSU awards granted on February 25, 2022, which vest based on achievement of a relative total shareholder return as described under "Annual Equity Awards" section above.
(4)    Under the Separation Agreement with Ron Zelhof, 180,744 PSUs related to his IPO Awards and 8,782 PSUs from his award on February 25, 2022 would remain outstanding. If the performance objectives are met by March 31, 2024 for the IPO awards and December 31, 2022 for the remaining awards, the awards would vest accordingly.

Potential Payments and Benefits upon Termination or Change in Control
As discussed under “Employment Agreements,” the Amended and Restated Employment Agreements provide for certain severance payments in connection with our NEOs termination of employment under certain circumstances.

Treatment of IPO Equity Awards
As detailed above under “IPO Awards,” we granted to each of Dr. Rollins, Mr. Zelhof and Mr. Dean RSUs and PSUs in connection with our initial public offering. The RSU and PSU grants provide for the following treatment in connection with certain qualifying terminations of employment or a change in control. All references to “change in control” in this section refer to such term as it is defined in the 2021 Plan.

Dr. Rollins. In the event of a termination of Dr. Rollins without cause, for good reason or due to his death or disability, (i) all unvested RSUs granted to Dr. Rollins will accelerate and vest in full as of the date of such termination and (ii) all unvested PSUs will remain outstanding and eligible to vest pro-rata, based on time employed during the performance period, subject to achievement of the specified performance condition during the performance period. The terms “cause” and “good reason” are as defined in Dr. Rollins’s employment agreement. On a change in control, all PSUs will be converted into time-vesting RSUs at target amounts, with cliff vesting at the end of the applicable performance period. Upon a qualifying termination of employment following a change in control, all unvested RSUs and PSUs will accelerate and vest in full as of the date of such termination.

Mr. Zelhof and Mr. Dean. In the event of a termination of Mr. Zelhof or Mr. Dean without cause, for good reason or due to death or disability, (i) all unvested RSUs that would have vested during the twelve month period following the executive’s termination of employment will vest as of the date of such termination and (ii) all unvested PSUs will remain outstanding and eligible to vest pro rata, based on time employed during the performance period, for a period of 12 months following termination of employment, subject to achievement of the specified performance condition during such twelve month period. The terms “cause” and “good reason” are as defined in the executive’s employment agreement. On a change in control, all PSUs will be converted into time-vesting RSUs at target amounts, with cliff vesting at the end of the applicable performance period. Upon a qualifying termination of employment during the eighteen month period immediately following a change control, all unvested RSUs and PSUs will accelerate and vest in full as of the date of such termination.

Director Compensation
The following table sets forth the compensation awarded to, earned by or paid to the non-employee members of our Board in respect of their service to our Board during our Fiscal 2022. Dr. Rollins’ compensation for Fiscal 2022 is included in the “Summary Compensation Table” above and as described in the accompanying narrative description. Other than as set forth in the table below, we did not pay any compensation to any of the members of our Board for Fiscal 2022.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Thomas Aaron	102,500	201,591	1,498	305,589
Caroline Chu	100,000	201,591	1,955	303,546
Kenneth Higgins	107,500	201,591	4,386	313,477
Pamela Netzky	82,500	201,591	2,711	286,802

(1)     The amounts in this column represent annual cash retainers, committee chair and committee membership fees. Any director who is an officer of the Company and any director who is nominated by Vesey Street Capital Partners, L.L.C., including Messrs. Feinstein and Sollof, did not receive any AirSculpt director compensation.
(2)    The amounts in this column represent the grant date fair value, as determined in accordance with FASB ASC Topic 718, of awards of restricted stock units granted under the 2021 Plan. Awards granted in connection with our initial public offering settle one year after grant. Aggregate restricted stock unit awards outstanding as of December 31, 2022 are 18,427 for each of Mr. Aaron, Ms. Chu, Mr. Higgins and Ms. Netzky.

Narrative to Director Compensation Table
In connection with our initial public offering, we adopted a formal policy governing the compensation of our non-employee directors. Any director who also serves as an employee receives no additional compensation for services as a director or as a member of a committee of our Board. Compensation for our non-employee directors (other than Adam Feinstein and Daniel Sollof, who are not compensated for their service as directors) includes an annual cash retainer of $75,000. In addition, non-employee directors (other than Adam Feinstein and Daniel Sollof, who are not compensated for their service as directors) also receive an additional cash retainer for service on the audit committee, compensation committee, or nominating and corporate governance committee of our Board. The chairman of the audit committee receives an additional cash retainer of $20,000, and the other members of the audit committee will receive an additional cash retainer of $10,000. The chairmen of the compensation committee or nominating and corporate governance committee each receive an additional cash retainer of $15,000, and each other member of such committee will receive an additional cash retainer of $7,500. All cash retainers for service on committees of our Board are payable quarterly. All cash retainers will be pro-rated for any partial periods of service. In addition to cash compensation, each non-employee director (other than Adam Feinstein and Daniel Sollof, who are not compensated for their service as directors) receives an annual RSU grant, which will be granted at each annual meeting of our stockholders and will vest upon the earlier of (i) the first anniversary of the date of grant or (ii) the day prior to our next annual meeting of stockholders. For Fiscal 2022, we granted 18,427 RSUs under the 2021 Plan to each of our non-employee directors which RSUs will vest on May 11, 2023, subject to each non-employee director's continued service through such date.

EXECUTIVE OFFICERS
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as our executive officers as of March 21, 2023.

On December 30, 2022, the Board terminated the employment of Ronald Zelhof as Chief Operating Officer and President of the Company, effective December 30, 2022. As discussed below, Mr. Zelhof entered into a Separation and General Release Agreement (“Separation Agreement”) with the Company, which provides for the severance benefits specified in Section 7 of his employment agreement (previously filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (File No. 333-260067)) and continued vesting of certain equity awards.

Name	Age	Position
Todd Magazine(1)	58	Chief Executive Officer and Director
Dennis Dean	50	Chief Financial Officer
Dr. Aaron Rollins(1)	48	Executive Chairman of the Board
(1) See “Board of Directors” for a description of Todd Magazine's and Dr. Aaron Rollins’ experience.

Dennis Dean has served as our Chief Financial Officer since June 1, 2021. Mr. Dean has over 20 years of experience in multi-site healthcare services. Prior to joining the Company, Mr. Dean served as Senior Vice President of Finance and Operations for Envision Healthcare from January 2019 to December 2020. Mr. Dean also over served as Chief Accounting Officer and Corporate Controller for Surgery Partners and its predecessor company, Symbion, from 2008 through 2018 and was part of the team which took Surgery Partners public in 2015. Prior to joining Symbion, he co-founded Resource Partners, LLC, a healthcare-focused financial consulting firm, and began his career at Deloitte. Mr. Dean is a Certified Public Accountant and holds a B.S. in Accounting and an MAcc from Western Kentucky University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership

The following table sets forth information regarding the beneficial ownership of our common stock as of March 21, 2023 by (i) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. To our knowledge, except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

Applicable percentage ownership is based on 56,711,260 shares of common stock outstanding as of March 21, 2023. RSUs that may vest and settle within 60 days of March 21, 2023 are deemed to be outstanding and to be beneficially owned by the person holding the RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is: 1111 Lincoln Road, Suite 802, Miami Beach, Florida 33139.

	Common Stock beneficially owned
Name and address of beneficial owner	Number	Percentage
5% stockholders:
Dr. Aaron Rollins	13,992,180	24.67%
Entities affiliated with Vesey Street Capital Partners, L.L.C.(1) (2)	29,324,180	51.71%
Thrivent Financial for Lutherans(3)	5,169,819	9.12%
Directors and named executive officers:
Ronald P. Zelhof	934,006	1.65%
Dennis Dean	218,699	*
Dr. Aaron Rollins	13,992,180	24.67%
Todd Magazine	—	*
Adam Feinstein(1)(2)	29,324,180	51.71%
Daniel Sollof	—	*
Caroline Chu(4)	62,337	*
Thomas Aaron(4)	50,337	*
Kenneth Higgins(4)	59,337	*
Pamela Netzky(4)	32,337	*
All executive officers and directors as a group (9 persons)	44,673,413	78.77%

*	Represents less than 1%.
(1)	Consists of 13,575,862 shares of common stock held directly by VSCP EBS Aggregator, L.P., a Delaware limited partnership (“VSCP EBS”), 4,374,714 shares of common stock held directly by Vesey Street Capital Partners Healthcare Fund-A, L.P., a Delaware limited partnership (“VSCP Health Fund A”), and 11,373,604 shares of common stock held directly by EBS Aggregator Blocker Holdings, LLC, a Delaware limited liability company (“Aggregator Blocker Holdings”). Mr. Feinstein serves as managing partner of Vesey Street Capital Partners, L.L.C., a Delaware limited liability company (“VSCP Fund”), which is the general partner of Vesey Street Capital Partners Healthcare GP, L.P., a Delaware limited partnership, which serves as the general partner of VSCP EBS and VSCP Health Fund A. and the manager of Aggregator Blocker Holdings. The address for Mr. Feinstein, VSCP EBS, VSCP Health GP, Aggregator Blocker Holdings and VSCP Fund is c/o Adam Feinstein, 428 Greenwich Street, New York, NY 10013.
(2)	Shares voting power and investment power of the 11,373,604 shares of common stock with investors in EBS Aggregator Blocker Holdings, LLC.
(3)	Thrivent Financial for Lutherans is located at 901 Marquette Avenue, Suite 2500, Minneapolis, MN 55402.
(4)	Includes 18,427 shares of common stock issuable within 60 days of March 21, 2023 pursuant to restricted stock units.

Equity Compensation Plan Information
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2022:

Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	3,526,634	$0	1,495,846
Equity compensation plans not approved by security holders	—	—	—
Total	3,526,634	$0	1,495,846

(1)
Total reflects outstanding stock options, RSUs and PSUs granted pursuant to our 2021 Equity Incentive Plan as of December 31, 2022. The number of shares of common stock reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year, beginning on January 1, 2023, and continuing through and including January 1, 2031, by four percent (4%) of the aggregate number of shares of common stock issued and outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board prior to the applicable January 1.

(2)	The weighted-average exercise price of outstanding options, warrants and rights is $0 because there are no outstanding options and the outstanding RSUs and PSUs have no exercise price.

Section 16(a) Reporting
Section 16(a) of the Exchange Act requires that our directors, executive officers, and greater than 10% stockholders file reports with the SEC relating to their initial beneficial ownership of our securities and any subsequent changes. These reports are commonly referred to as Form 3, Form 4 and Form 5 reports. They must also provide us with copies of the reports.
Based solely on a review of the copies of such forms in our possession, and on written representations from the reporting persons, we believe that all of these reporting persons complied with their filing requirements for the fiscal year ended December 31, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Professional Services Agreements
We entered into professional services agreements (the “Professional Services Agreements”), effective October 2, 2018, with our Sponsor, Dr. Aaron Rollins and other equity holders (collectively the “Advisors”), where the Advisors provided certain managerial and advisory services to us. Each of the Advisors had an ownership interest in EBS Parent LLC. Under the Professional Services Agreements, we agreed to pay the Advisors an aggregate annual fee of the greater of $500,000 or 2% of consolidated earnings before interest, tax, depreciation and amortization, less any amounts paid to Dr. Rollins as an equityholder bonus paid to Dr. Rollins pursuant to the terms of the Employment Agreement with Dr. Rollins, payable in advance quarterly installments, and the fee was allocated between the Advisors based on the outstanding Class A Units of EBS Parent LLC held by such Advisor. Under the agreements, we also reimbursed the Advisors for any out-of-pocket expenses incurred related to providing their services. During the years ended December 31, 2020 and 2019, the Company incurred management fees of approximately $500,000 each year, including the equityholder bonus paid to Dr. Rollins pursuant to the terms of the Employment Agreement with Dr. Rollins. The Professional Services Agreements were terminated immediately prior to the completion of our initial public offering for an aggregate termination fee of $1,000,000, including an equityholder bonus paid to Dr. Rollins pursuant to the terms of the Employment Agreement with Dr. Rollins.

Management Services Agreements and Continuity Agreements
We have entered into MSAs with Elite Body Sculpture, PC (California), EBS Florida, PLLC, EBS Minnesota, LLC, Madison Avenue Medical PLLC (New York) (the “New York Professional Association”), EBS Tennessee, PLLC, EBS—Texas, PLLC, EBS Utah, LLC, EBS Virginia, LLC, and EBS Washington, PLLC. Each of these Professional Associations is owned by Dr. Aaron Rollins. Dr. Aaron Rollins does not receive any additional compensation as a result of his ownership interest in these Professional Associations.

In July 2020, we entered into an MSA with EBS Arizona, LLC, which is owned by Dr. Aaron Rollins’ father, Dr. Arlen J. Rollins. Pursuant to this MSA, during Fiscal 2022 and Fiscal 2021, Dr. Arlen J. Rollins received compensation of $48,655 and $39,750, respectively, for his role as medical director of our center located in Scottsdale, Arizona.

In connection with each of the MSAs, we entered into Continuity Agreements with Dr. Aaron Rollins and Dr. Arlen J. Rollins; provided that, because of limitations under New York law, there is no Continuity Agreement in place with respect to the New York Professional Association.

Stockholders Agreement
In connection with our initial public offering, we entered into a stockholders agreement with affiliates of our Sponsor, and Dr. Aaron Rollins in connection with our initial public offering (the “Stockholders Agreement”). The Stockholders Agreement requires us to, among other things, nominate a number of individuals designated by affiliates of our Sponsor for election as our directors at any meeting of our stockholders (each a “Sponsor Director”) such that, upon the election of each such individual, and each other individual nominated by or at the direction of our Board or a duly-authorized committee of the Board, as a director of our Company, and taking into account any director continuing to serve without the need for re-election, the number of Sponsor Directors serving as directors of our Company will be equal to:
•if affiliates of our Sponsor together beneficially own 25% or more of our outstanding shares of common stock, two Sponsor Directors; and
•if affiliates of our Sponsor together beneficially own 10 % or more, but less than 25%, of our outstanding shares of common stock, one Sponsor Director.
For so long as the Stockholders Agreement remains in effect, Sponsor Directors may be removed only with the consent of our Sponsor. In the case of a vacancy on our Board created by the removal or resignation of a Sponsor Director, the Stockholders Agreement requires us to nominate an individual designated by affiliates of our Sponsor for election to fill the vacancy. Additionally, for so long as affiliates of our Sponsor hold at least 25% of our outstanding shares of common stock, we must take all necessary action to ensure that the number of directors serving on our Board will not exceed eight without the consent of affiliates of our Sponsor. Further, for so long as affiliates of our Sponsor are entitled to designate two Sponsor Directors for election to our Board, we are required to take all necessary action to cause the chairperson of our Board to be an individual chosen by affiliates of our Sponsor.
Additionally, the Stockholders Agreement grants Dr. Aaron Rollins the right to nominate one director (the “Rollins Director”) to our Board for so long as Dr. Aaron Rollins beneficially owns 10% or more of our outstanding shares of common stock. For so long as the Stockholders Agreement remains in effect, the Rollins Director may be removed only with the consent of Dr. Aaron Rollins. In the case of a vacancy on our Board created by the removal or resignation of the Rollins Director, the Stockholders Agreement requires us to nominate an individual designated by Dr. Aaron Rollins for election to fill the vacancy.

The stockholders agreement also requires us to obtain customary director indemnity insurance and enter into indemnification agreements with the Sponsor Directors and the Rollins Director.

Registration Rights Agreement
In connection with our initial public offering, we entered into a registration rights agreement with our Sponsor and Dr. Aaron Rollins. The registration rights agreement provides our Sponsor and Dr. Aaron Rollins with certain demand registration rights, including shelf registration rights, in respect of any shares of our common stock held by it, subject to certain conditions. In addition, in the event that we register additional shares of common stock for sale to the public, we will be required to give notice of such registration to our Sponsor and Dr. Aaron Rollins, and, subject to certain limitations, include shares of common stock held by them in such registration. The agreement includes customary indemnification provisions in favor of our Sponsor and Dr. Aaron Rollins, any person who is or might be deemed a control person (within the meaning of the Securities Act and the Exchange Act) and related parties against certain losses and liabilities (including reasonable costs of investigation and legal expenses) arising out of or based upon any filing or other disclosure made by us under the securities laws relating to any such registration.

Dividend Recapitalization
In February 2021, the Company made a $3 million distribution to EBS Parent LLC.

In May 2021, the Company amended the Credit Agreement by adding an incremental $52.0 million senior secured term loan. The proceeds from this loan plus excess cash on the balance sheet were used to pay a distribution to EBS Parent LLC of approximately $59.7 million and the related fees for this transaction.

Indemnification of Officers and Directors
We are party to indemnification agreements with each of our officers and directors. The indemnification agreements provide the officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Delaware law. Additionally, we may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers and directors pursuant to the foregoing agreements, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Policies and Procedures for Related Party Transactions
Our audit committee charter provides that the audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed the lesser of $120,000 or 1% of our assets and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members. Our Board adopted a policy governing the review and approval of related party transactions by the audit committee.

AUDIT COMMITTEE REPORT
The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2022 with management.
The audit committee has discussed with our independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and SEC.
The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.
Based on these reviews and discussions, the audit committee recommended to the Board that our audited financial statements be included in our Fiscal 2022 Annual Report on Form 10-K for filing with the SEC.
The audit committee has also appointed Grant Thornton as the Company’s independent registered public accounting firm for Fiscal 2023.

Respectfully submitted,

THE AUDIT COMMITTEE
Thomas Aaron
Caroline Chu
Kenneth Higgins

ADDITIONAL INFORMATION

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials
Pursuant to SEC Rule 14a-8, certain stockholder proposals may be eligible for inclusion in the Company’s proxy statement for the annual meeting of stockholders. To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than the close of business on December 2, 2023.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting
Our Board does not have a written policy regarding stockholder nominations to the Board, but has determined that it is the practice of the Board to consider candidates proposed by stockholders if made in accordance with our bylaws. Our bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary at the principal executive offices of the Corporation. To be timely, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 60 days after such anniversary date, we must receive the notice not later than the close of business on the 90th day prior to such annual meeting or, if later, the tenth day following the day on which we first provide notice or public disclosure of the date of the Annual Meeting. Assuming the date of our Fiscal 2024 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the Fiscal 2024 annual meeting must notify us no earlier than January 10, 2024 and no later than February 9, 2024. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the Fiscal 2024 annual meeting. If you wish to obtain a free copy of our bylaws, please contact our Secretary at AirSculpt Technologies, Inc., 1111 Lincoln Road, Suite 802, Miami Beach, Florida 33139, or by email at investors@elitebodysculpture.com.

In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 11, 2024.

Incorporation by Reference
To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled and “Audit Committee Report” will not be deemed incorporated, unless otherwise specifically provided in such filing.
A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC, may be obtained by stockholders without charge by written or oral request, or may be accessed on the Internet at www.sec.gov or www.elitebodysculpture.com.

Voting by Telephone or the Internet

Provision has been made for you to vote your shares of common stock by telephone or via the Internet. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods.

Submitting your vote by telephone or via the Internet will not affect your right to vote during the meeting should you decide to attend the Annual Meeting virtually or in person.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. The Company has been advised that the Internet voting procedures that have been made available to you are consistent with the requirements of applicable law. Stockholders voting by phone or via the Internet should understand that there may be costs associated, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

Other Matters
The Board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, the people named as proxies will have discretion to vote thereon.

Appendix A

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
AIRSCULPT TECHNOLOGIES, INC.

AirSculpt Technologies, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is AirSculpt Technologies, Inc.

SECOND: Article VII of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

“No director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article VII, or the adoption of any provision of the Amended and Restated Certificate inconsistent with this Article VII, shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.”

THIRD: This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL and has been adopted by the stockholders of the Corporation at a meeting of the stockholders of the Corporation in accordance with the provisions of Section 211 of the DGCL.

FOURTH: All other provisions of the Amended and Restated Certificate of Incorporation shall remain in full force and effect.

IN WITNESS, WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed by an authorized officer as of [_______ __], 2023.

AIRSCULPT TECHNOLOGIES, INC.

By: ________________________________
Name: Dennis Dean
Title: Chief Financial Officer

AirSculpt TECHNOLOGIES

VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/AIRS** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/AIRS

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2023 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Class II Directors:

	For	Against	Abstain
01 - Adam Feinstein	☐	☐	☐
02 - Thomas Aaron	☐	☐	☐
03 - Kenneth Higgins	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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The 2023 Annual Meeting of Shareholders of AirSculpt Technologies, Inc. will be held on Wednesday, May 10, 2023 at 8:30 AM EST virtually via the internet at www.meetnow.global/M7T5QRG.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.edocumentview.com/AIRS

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/AIRS

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

AirSculpt Technologies, Inc.

Notice of 2023 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting

Todd Magazine (CEO) and Dennis Dean (CFO), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of AirSculpt Technologies, Inc. to be held on May 10, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of Class II Directors, FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and FOR the approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.